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                                                                   EXHIBIT 10.12
                           ADVISORY SERVICES CONTRACT

       This Advisory Services Contract, dated as of December 11, 1995 (this "Contract") is between Titan Resources, L.P., a Texas limited partnership ("Company"), and ECT Securities Corp. ("ECT"), a Delaware corporation, and sets forth the terms and conditions pursuant to which the Company will retain ECT to act as its advisor. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Agreement of Limited Partnership of the Company.

       The Company and ECT agree as follows:

       1.     Retention of Advisor; Scope of Services.

       (a) Subject to the terms and conditions set forth herein, the Company hereby retains ECT to act as an advisor to the Company during the Contract Period (as defined in paragraph 3 below).

       (b) As advisor to the Company, ECT will, from time to time, as requested by the Company, provide consultation, assistance and advice to the Company with respect to its operations and properties, including, without limitation, engineering reserve analysis and evaluations, analysis of potential property acquisitions, advice regarding commodity pricing strategies and assistance in developing marketing strategies.

       (c) The parties hereto acknowledge that (i) ECT is not regularly engaged in the business of providing advisory services and personnel and that the services to be performed by ECT hereunder are provided as an incident to ECT's relationship with Enron Capital Management Limited Partnership, the General Partner to Joint Development Investments Limited Partnership ("JEDI") and JEDI's activities as an owner of limited partnership interests of the Company and common stock of Titan Resources I, Inc., the general partner of the Company (the "General Partner"), (ii) the fees to be paid to ECT hereunder were established at an amount which is believed to be approximately equal to the amount of indirect costs and expenses ECT will incur in providing such services, (iii) ECT is not an "investment advisor", within the meaning of the Investment Advisors Act of 1940, as amended, or applicable state laws, or a "broker" or "dealer" under the Securities Exchange Act of 1934, as amended, or applicable state laws, (iv) the nature of the services to be provided by ECT under this Contract do not include those of an "investment advisor" (i.e. providing advice as to the value of securities or the advisability of investing in, purchasing or selling securities), or those of a "broker" or "dealer" (i.e. effecting transaction in securities for the account of the Company or others), and (v) it is specifically intended by the parties hereto that ECT's activities hereunder not subject ECT to any regulation or registration under federal or state laws.

       (d) The parties hereto acknowledge and agree that upon reasonable request by the Company, ECT will, subject to the availability of such personnel, make available such of its engineers and other employees, as ECT may determine may reasonably be necessary for ECT's performance of its services hereunder. The parties further acknowledge that unless and until ECT
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provides notice to the contrary, all decisions with respect to staffing, scheduling and allocating ECT's resources for purposes of this Contract will be coordinated on behalf of ECT by Wynne M. Snoots, and any request by the Company for the performance of services hereunder shall be directed to Wynne M. Snoots.

       2.     Contract Period and Termination.

       (a) Unless earlier terminated under subparagraph (b), ECT shall act as the Company's advisor under this Contract, effective as of the date hereof (the "Effective Date") and continuing until the first date on which the Company, the General Partner or their successors complete an offering to the public of equity securities pursuant to a registration statement on Form S-1 (or comparable form allowed to be used in connection with an initial public offering of securities) under the Securities Act of 1933, as amended. This Contract may be terminated effective as of the end of any fiscal quarter of the Company on or after March 31, 1996 if ECT provides written notice of its election to terminate the Contract to the Company not less than 30 days before the date on which such termination is to be effective.

       (b) Notwithstanding any other provision of this Contract, if, in connection with any transfer by ECT or an Affiliate (including JEDI) of its equity investment in the Company or the General Partner, JEDI or an Affiliate conveys to any party who is not an Affiliate the right to designate a representative on the board of directors pursuant to the voting and shareholders agreement among the shareholders of the General Partner (the "Board Rights") or otherwise agrees to exercise such Board Rights to designate a representative who is not an employee of ECT or an Affiliate, then this Contract and any right to fees provided for hereunder shall terminate.

       (c) Upon termination of this Contract, neither party will have any further obligation under this Contract, except for (i) the Company's obligation to pay to ECT the fees then due pursuant to Paragraph 3, which shall continue after such termination until such amounts are paid in full, and (ii) the Company's or ECT's obligation to provide the indemnities contained in Paragraph 4, which shall continue in effect for a period of three years after such termination.

       3.     Advisement Fee.

       (a) ECT shall be entitled to an annual fee for its services provided during the period from the effective date of this Contract until the date of its termination (the "Contract Period"). The fee for the first annual period shall be $300,000, payable as follows: (1) $200,000 payable in advance on the date hereof, and (2) the remaining $100,000 due and payable by the Company quarterly in arrears, on the last day of each fiscal quarter of the Company beginning on March 31, 1996; provided that, such fees shall be subject to reduction or rebate as provided in subparagraph (b). Thereafter, the fee for each subsequent annual period shall be $100,000 payable quarterly in arrears, on the last day of each fiscal quarter of the Company (in each case pro-rated for any portion of a year), subject to reduction as provided in subparagraph
(b).




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       (b)    If before the first anniversary of this Agreement, JEDI or an
Affiliate of JEDI transfers (other than a transfer to another Affiliate of JEDI) the limited partnership interests in the Company acquired as of the date of this Agreement, then concurrently with such sale or other disposition, ECT shall rebate to Titan one-half of the $200,000 advance payment of the first annual fee due hereunder and one-half of the remaining $100,000 of the first annual fee due hereunder, but only to the extent actually paid to ECT before the date of such sale or other disposition. If at any time JEDI or an Affiliate of JEDI transfers any of its limited partnership interests in the Company (other than a transfer to another Affiliate of JEDI), then the annual fee shall be reduced by a proportion, the numerator of which is equal to the immediate number of Units of limited partnership interests in the Company then transferred by JEDI and its Affiliates and the denominator of which is equal to the number of Units of limited partnership interests in the Company held by JEDI and its Affiliates immediately prior to such transfer.

       4. Indemnification. In consideration of the services performed and to be performed by ECT for the Company, and for other good and valuable consideration, the Company and ECT hereby agree as follows:

       (a) The Company shall indemnify and hold harmless ECT its affiliates and affiliated entities, each of its partners, officers, employees, agents and each person, if any, who "controls" ECT (within the meaning of the federal securities laws) (collectively the "Indemnified Parties" and individually, an "Indemnified Party") from and against any and all actions or claims and any and all losses, claims, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise or the costs of investigating, preparing or defending any action or claim, whether or not in connection with any action or litigation in which any Indemnified Party is a party), joint or several, to which any Indemnified Party may become subject under the Securities Act of 1933 or any other federal or state securities law or otherwise as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of any matter related to this Contract, including, without limitation, any act or omission by ECT in connection with its role as advisor and its acceptance of or the performance or non-performance of its obligations under this Contract.

       (b) The indemnity provided for in subparagraph (a) above shall cover any loss, claim, damage, liability, cost or expense incurred by an Indemnified Person REGARDLESS OF THE ORDINARY NEGLIGENCE OF SUCH INDEMNIFIED PERSON, but shall not cover any loss, claim, damage, liability, cost or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from an Indemnified Party's gross negligence or willful misconduct.

       (c) The indemnity provided for in subparagraph (a) shall be in addition to any liability that the Company may otherwise have to the Indemnified Parties and shall be subject to the following:





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              (i)   Promptly after receipt by an Indemnified Party under
       subparagraph (a) above of notice of the commencement of any action, proceeding, investigation or other event with respect to which any Indemnified Party demands indemnification hereunder, such Indemnified Party shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof, provided that the failure to so notify the Company shall not relieve it from any liability that it may have to any Indemnified Party, except to the extent the Company is prejudiced by such failure.

              (ii) Notwithstanding anything expressed or implied herein to the contrary, the indemnity provided for herein shall cover the amount of any settlements entered into in connection with any claim for which an Indemnified Party may be indemnified hereunder, if and only if such settlement is consented to by the Company.

              (iii) No settlement binding on an Indemnified Party may be made without the consent of such Indemnified Party (which consent shall not be unreasonably withheld).

              (iv) If the claim for indemnification arises out of a claim for damages by a person other than an Indemnified Party, the Company, after giving notice to the Indemnified Party, may undertake to defend or settle such claim for damages and may employ counsel for such purpose. The Indemnified Party, at its own expense, shall have the right to employ separate counsel with respect to such claim and to participate in, but not control, such settlement or defense; provided that, if the Company is also a defendant in respect of any such claim and a potential conflict exists between the interests of the Company and those of an Indemnified Party or if the Company does not elect to undertake the settlement or defense of such claim, the Indemnified Parties shall, at the expense of the Company, have the right to employ not more than one counsel to represent the Indemnified Parties with respect to such claim and the Indemnified Parties may control any settlement or defense applicable to the claims brought against such Indemnified Parties.

              (v) Expenses and other costs incurred by an Indemnified Party in connection with any suit, action or other proceeding relating to this Contract shall be advanced by the Company to such Indemnified Party prior to any final determination of whether an Indemnified Party is entitled to be indemnified for such costs and expenses hereunder, if the Indemnified Party provides to the Company an undertaking to return any amounts so received to the extent that it is ultimately determined that he was not entitled to be indemnified for such costs and expenses hereunder.

              (vi) In order to provide for just and equitable contribution, if a claim for indemnification is made hereunder but a court of competent jurisdiction finds in a final judgment (not subject to appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification, then in such case, the Company on the one hand, and the Indemnified Parties on the other hand, shall contribute to the losses, claims, damages, liabilities or costs so that the Indemnified Parties





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       are responsible in the aggregate for a percentage of the losses, claims, damages, liabilities or costs equal to a fraction, the numerator of which is the fees (but not expenses) previously received by ECT pursuant to Paragraph 3 of this Contract, and the denominator of which is the sum of total aggregate amount of all consideration received by the Company in respect of transactions giving rise to such claim for indemnification, or, if no such transaction exists or has not been completed, the fair market value of the outstanding units of the Company's partnership interests on the date hereof, and the Company shall be responsible for the remainder of such losses, claims, damages, liabilities or costs; provided, however, that if such allocation is not permitted by applicable law then the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, in connection with the statements, acts or omissions that resulted in such losses, claims, damages, liabilities or costs and relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Indemnified Parties, in the aggregate, shall not be obligated to contribute any amount hereunder that exceeds the amount of fees (but not expenses) ECT received previously pursuant to this Contract.

              (vii) The Company agrees that the Indemnified Parties shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with any matter related to this Contract, except for liabilities or expenses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from ECT or such other Indemnified Party's gross negligence or willful misconduct.

       (d) If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) in a proceeding in which a claim for indemnification has been made by an Indemnified Party, that the Company has sustained any loss, claim, damage, liability, cost or expense resulting directly and exclusively from ECT's gross negligence or willful misconduct in connection with the performance or non-performance by ECT of its obligations under this Contract, then ECT shall indemnify and hold harmless the Company for the amount of any such loss, claim, damage, liability, costs or expense so determined to have been sustained by the Company.


       5. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS CONTRACT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE FULLY PERFORMED THEREIN.

       6. Successors and Assigns. The benefits of this Contract shall inure to the parties hereto, their respective successors and permitted assigns, and to the indemnified parties hereunder and their successors and representatives, and the obligations and liabilities assumed in this Contract by the parties hereto shall be binding upon their respective successors and assigns. This





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Contract may not be assigned by any party to an unaffiliated party without the express written consent of the other party hereto.


       7.     Notices.   All communications under this Contract shall be in
writing and shall be delivered personally or sent by personal delivery, expedited delivery, certified mail, return receipt requested or by telecopy as follows:

       If to ECT:

              ECT Securities Corp.
              1400 Smith Street
              Houston, Texas 77002
              Telecopy Number: (713) 646-3750
                 Attention: Wynne Snoots

       If to the Company:

              Titan Resources, L.P.
              500 West Texas, Suite 500
              Midland, Texas 79701
                 Attention: Jack D. Hightower


       Either party may change its address or telecopy number set forth above by giving the other party notice of such change in accordance with the provisions of this Paragraph 7. A notice shall be deemed given, if by personal delivery or expedited delivery service, on the date of such delivery to such address, if by certified mail, on the date shown on the applicable return receipt, or if by telecopy, on the date of receipt of the transmission of such notice at such telecopy number.

       8. Nature of Relationship. The parties hereto intend that ECT's relationship to the Company and the relationship of each employee or agent of ECT to the Company shall be that of an independent contractor. Nothing contained in this Contract shall constitute or be construed to be or create a partnership or joint venture between ECT and the Company or their respective successors or assigns. Neither ECT nor any partner, employee or agent of ECT shall ever be considered to be an employee of the Company.

       9. Captions. The Paragraph titles herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

       10. Amendments. No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.





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       11.    Partial Invalidity.  If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

       12. Survival. All representations, warranties and agreements contained herein, or contained in certificates submitted pursuant to this Contract, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, and shall survive the execution and delivery hereof.

       13. Entire Contract. This Contract and the exhibits hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein.

       14. Counterparts. This Contract may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.





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       This Contract is executed as of the date first written above by a duly authorized representative of each of the Company and ECT.




                                     COMPANY

                                     TITAN RESOURCES, L.P.
                                       By: Titan Resources I, Inc.



                                     By:   /s/ JACK HIGHTOWER
                                        ----------------------------------------
                                        Name:   Jack Hightower
                                              ----------------------------------
                                        Title:  President
                                               ---------------------------------



                                     ECT

                                     ECT SECURITIES CORP.



                                     By:   /s/ WYNNE SNOOTS JR.
                                        ----------------------------------------
                                        Name:   Wynne Snoots Jr.
                                              ----------------------------------
                                        Title:  Vice President
                                               ---------------------------------





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